                                                                 Exhibit 4.17


                               FIRST AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                                  AND JOINDER


                          Dated as of October 13, 1995


                                  By and Among


                        EDUCATION MANAGEMENT CORPORATION

                                as the Borrower


                            THE BANKS PARTY THERETO

                                  as the Banks


                         PNC BANK, NATIONAL ASSOCIATION

                              as the Issuing Bank


                                      and


                         PNC BANK, NATIONAL ASSOCIATION

                                  as the Agent

                               FIRST AMENDMENT TO
               AMENDED AND RESTATED CREDIT AGREEMENT AND JOINDER


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND JOINDER is made as of the 13th day of October, 1995 (the "First Amendment") to that certain Amended and Restated Credit Agreement dated as of March 16, 1995 (the Amended and Restated Credit Agreement together with all exhibits and schedules thereto, the "Original Agreement") (the Original Agreement as amended by the First Amendment, together with all extensions, substitutions, replacements, restatements and other amendments or modifications thereof or thereto, the "Agreement") by and among EDUCATION MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages to this First Amendment (individually a "Bank" and collectively the "Banks"), PNC BANK, NATIONAL ASSOCIATION as the issuer of letters of credit under the Agreement (in such capacity the "Issuing Bank") and PNC BANK, NATIONAL ASSOCIATION, a national banking association as the agent for the Banks (in such capacity the "Agent").


                                  WITNESSETH:


     WHEREAS, the Borrower and the Banks, the Issuing Bank and the Agent desire to amend the Original Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                        AMENDMENTS TO ORIGINAL AGREEMENT

     FIRST: Section 1.1 of the Original Agreement is hereby amended in the following particulars:

     1. The definition of "Agent's Fee" is amended and restated in its entirety to read as follows:

           "Agent's Fee" means the fee payable to the Agent, for its own account, as described in that certain letter dated December 7, 1994 between the Borrower and the Agent, as modified by that certain letter dated September 6, 1995 between the Borrower and the Agent's Affiliate.

     2. The definition of "Applicable Base Rate Margin" is deleted.

     3. The definition of "Art Institute" is amended and restated in its entirety to read as follows:

           "Art Institute" means any of the following Persons: Art Institute of Pittsburgh (a division of AII), Art Institute of Atlanta, Inc., Art Institute of Dallas, Inc., Art Institute of Fort Lauderdale, Inc., Art Institute of Houston, Inc., Art Institute of Philadelphia, Inc., Art Institute of Phoenix, Inc., Art Institute of Seattle, Inc., The Colorado Institute of Art, Inc. and any other Active Subsidiary operating an art institute.


     4. The definition of "Availability Period" is amended and restated in its entirety to read as follows:

           "Availability Period" means the period from and including the First Amendment Closing Date to but excluding the Repayment Date.

     5. The definition of "Commitment Amount" is amended and restated in its entirety to read as follows:

           "Commitment Amount" means, with respect to each Revolving Credit Bank, the dollar amount set forth for such Revolving Credit Bank under the caption "Revolving Credit Commitment" on the signature page to the First Amendment signed by such Revolving Credit Bank or in any Assignment and Assumption Agreement executed by such revolving Credit Bank, whether in the capacity as a Purchasing Bank or a Transferor Bank.

     6. The definition of "Commitment Percentage" is amended and restated in its entirety to read as follows:

           "Commitment Percentage" means, with respect to each Revolving Credit Bank, the percentage amount set forth for such Revolving Credit Bank under the caption "Percentage Amount" on the signature page to the First Amendment signed by such Revolving Credit Bank or in any Assignment and Assumption Agreement executed by such Revolving Credit Bank, whether in the capacity as a Purchasing Bank or a Transferor Bank.

     7. The definition of "Credit Facility" is amended and restated in its entirety to read as follows:

           "Credit Facility" means the credit facility consisting of the Revolving Credit Commitment in the aggregate amount of $70,000,000.00 and the Term Loans in the original aggregate principal amount of $9,205,650.00.

     8. The definition of "Eurodollar Rate" is amended and restated in its entirety to read as follows:

           "Eurodollar Rate" means, with respect to each Eurodollar Rate Loan, the rate of interest per annum with respect to any Interest Period obtained by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/16 of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be the "ask" eurodollar rate evidenced by Telerate page 314 as quoted by Noonan, Astley & Pierce (or an appropriate successor thereto or, if Noonan, Astley & Pierce or its successor ceases to provide such quotes, a comparable replacement as determined by the Agent) two (2) Business Days prior to the first day of each Interest Period for an amount comparable to the Eurodollar Rate Loan for such Interest Period and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number (expressed as a decimal) equal to (A) 1.00 minus (B) the Eurodollar Reserve Percentage, if any. The Eurodollar Rate described above may also be expressed by the following formula:


                         [Telerate page 314 as quoted by Noonan, Astley &]
                         [Pierce or appropriate successor as determined by]
   Eurodollar Rate  =    [the Agent pursuant to item (i) of this definition]
                         ---------------------------------------------------
                               [ 1.00 - Eurodollar Reserve Percentage ]


     9. The definition of "Interest Period" is amended and restated in its entirety to read as follows:

           "Interest Period" means an individual Cost of Funds Interest Period or Eurodollar Interest Period selected by the Borrower pursuant to the terms and conditions hereof commencing on the borrowing date, conversion date or renewal date of a Loan to which such period shall apply.

     10. The definition of "Option" is amended and restated in its entirety to read as follows:

           "Option" means any of the Base Rate Option, the Eurodollar Rate Option or the Cost of Funds Option.

     11. The definition of "Repayment Date" is amended and restated in its entirety to read as follows:

           "Repayment Date" means October 13, 2000, or such later date as is ultimately determined in accordance with Subsection 2.2f hereof.

     12. The definition of "Revolving Credit Bank" is amended and restated in its entirety to read as follows:

           "Revolving Credit Bank" means any financial institution listed on the signature pages to the First Amendment as having a Commitment Amount and each other financial institution which, from time to time, becomes a party to this Credit Agreement in accordance with Subsection 10.8b hereof and purchases a Commitment Amount.

     13. The definition of "Revolving Credit Commitment" is amended and restated in its entirety to read as follows:

           "Revolving Credit Commitment" has the meaning assigned to it in Subsection 2.2a, as the amount thereof may be reduced pursuant to Subsections 2.2e and 2.2g hereof.


     14. The definition of "Revolving Credit Note" is amended and restated in its entirety to read as follows:

           "Revolving Credit Note" means any one or all of the promissory notes of the Borrower evidencing Bank Indebtedness of the Borrower hereunder with respect to the Revolving Credit Loans, which Revolving Credit Notes shall be substantially in the form of Exhibit "B-1" to this Credit Agreement, and all extensions, renewals, amendments, modifications, restatements or replacements thereto or thereof.

     15. A definition of "Applicable Cost of Funds Rate Margin" is added which shall read as follows:

           "Applicable Cost of Funds Rate Margin" shall have the meaning ascribed to it in Subsection 2.4b hereof.

     16. A definition of "Cost of Funds Interest Period" is added which shall read as follows:

           "Cost of Funds Interest Period" means any individual interest period, applicable only to Revolving Credit Loans in an aggregate amount not to exceed $25,000,000 at any one time outstanding, of twelve (12) months selected by the Borrower pursuant to Section 2.4 hereof, commencing on the borrowing date, conversion date or renewal date of a Cost of Funds Loan to which such period shall apply.

     17. A definition of "Cost of Funds Loan" is added which shall read as follows:

           "Cost of Funds Loan" means any of the Revolving Credit Loans bearing interest at a rate determined on the basis of the Cost of Funds Rate.

     18. A definition of "Cost of Funds Option" is added which shall read as follows:

           "Cost of Funds Option" means the interest rate option described in item (iii) of Subsection 2.4b hereof.

     19. A definition of "Cost of Funds Rate" is added which shall read as follows:

           "Cost of Funds Rate" means the Banks' fully absorbed cost of funds (as accepted and agreed to by all of the Banks) which determination shall be final and conclusive on the Borrower.

     20. A definition of "Eurodollar Interest Period" is added which shall read as follows:

           "Eurodollar Interest Period" means any individual Interest Period of
      (x) one (1), two (2), three (3), six (6) or nine (9) months (if available to the Banks in the market) or (y) applicable only to Revolving Credit Loans in an aggregate amount not to exceed $25,000,000, twelve (12) months (if available to the Banks in the market), selected by the Borrower pursuant to the terms and conditions of Section 2.4 hereof, commencing on the borrowing date, conversion date or renewal date of a Eurodollar Rate Loan to which such period shall apply.

     21. A definition of "First Amendment" is added which shall read as follows:

           "First Amendment" means the First Amendment to Amended and Restated Credit Agreement and Joinder dated as of October 13, 1995.

     22. A definition of "First Amendment Closing Fee" is added which shall read as follows:

           "First Amendment Closing Fee" means the fee described in Subsection 2.7b hereof.

     23. A definition of "First Amendment Closing Date" is added which shall read as follows:

           "First Amendment Closing Date" means October 13, 1995 or such later date as is mutually agreeable to the parties hereto.

     24. A definition of "Interest Rate Protection Agreement" is added which shall read as follows:

           "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuation in interest rates and satisfying the terms and conditions of Section 5.15 hereof together with all extensions, renewals, amendments, substitutions and replacements thereto or thereof.

     SECOND: Section 1.2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

           1.2 GAAP Definitions. Accounting terms used in this Credit Agreement but not defined herein shall have the meanings ascribed to them under GAAP in effect at the time of the execution of this Credit Agreement and shall not include the cumulative effect of changes in accounting principles or methods.

     THIRD: Subsection 2.2a of the Original Agreement is hereby amended and restated in its entirety to read as follows:

     2.2a Revolving Credit Commitment. The Revolving Credit Banks severally agree, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow during the Availability Period an aggregate principal amount not to exceed SEVENTY MILLION AND NO/100 DOLLARS ($70,000,000), as reduced in accordance with the provisions of Subsections 2.2e and 2.2g hereof, at any one time outstanding (the "Revolving Credit Commitment"); provided, however, the amount otherwise available for borrowing under the Revolving Credit Commitment as of any time of determination shall be further reduced by the sum of (i) the aggregate Stated Amounts of all Letters of Credit issued and outstanding, as of such date of determination plus (ii) the aggregate unreimbursed draws of any Letter of Credit.

     FOURTH: Subsection 2.2b of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      2.2b Individual Bank Commitment Amount. Each of the Revolving Credit Banks shall be severally liable for advancing its respective Commitment Percentage set forth opposite such Revolving Credit Bank's name on its signature pages of the First Amendment; provided, however, that no such Revolving Credit Bank shall be required to make a Revolving Credit Loan if such loan would cause that Revolving Credit Bank's Revolving Credit Loans then outstanding to exceed the Commitment Amount set forth opposite each such Revolving Credit Bank's name on its signature pages of the First Amendment or on the most recent Assignment and Assumption Agreement to which such Bank is a party.

     FIFTH: Subsection 2.2c of the Original Agreement is hereby amended and restated in its entirety to read as follows:

           (i) Each Revolving Credit Disbursement under Subsection 2.2a shall be in the aggregate amount of $500,000 or more, provided that each increment in excess of $500,000 shall be $100,000 or an integral multiple thereof. The obligation of the Borrower to repay, on or before the Repayment Date, the aggregate unpaid principal amount of all Revolving Credit Disbursements made by the Revolving Credit Banks shall be evidenced by Revolving Credit Notes substantially in the form of Exhibit "B-1" hereto, one made by the Borrower to the order of each Revolving Credit Bank in the Commitment Amount of such Revolving Credit Bank and delivered to each such Revolving Credit Bank. The principal amount actually due and owing each Revolving Credit Bank under the Revolving Credit Loans shall be the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Bank, all as shown on the Revolving Credit Loan Accounts established pursuant to Subsection 2.2j hereof.

           (ii) Each request for a Revolving Credit Disbursement under Subsection 2.2a shall be made by 10:00 A.M. (Pittsburgh, Pennsylvania time) to the Agent orally or in writing, by an Authorized Officer, (A) in the case of either Base Rate Loans or Cost of Funds Loans, on the same day as the proposed Revolving Credit Disbursement and (B) in the case of Eurodollar Rate Loans, at least two (2) Business Days prior to the proposed Revolving Credit Disbursement, in each case specifying the date on which such Revolving Credit Disbursement is to be made, the amount thereof, selecting the interest rate therefor pursuant to Subsection 2.4b hereof and, if appropriate, selecting the Interest Period therefor. Each written request for a Revolving Credit Disbursement shall be evidenced by, and each oral request for a Revolving Credit Disbursement hereunder shall be followed by, a Request for Revolving Credit Loan substantially in the form of Exhibit "C" hereto, duly executed by an Authorized Officer of the Borrower. Promptly upon receipt of such notice, the

     Agent shall notify each Revolving Credit Bank of the Borrower's request and the amount of such requested Revolving Credit Disbursement which is to be advanced by such Revolving Credit Bank. Each such Revolving Credit Bank shall make its pro rata share of such Revolving Credit Disbursement available at the Agent's principal office in immediately available funds no later than 2:00 P.M. (Pittsburgh, Pennsylvania time) on the date of the requested Revolving Credit Disbursement. Each Revolving Credit Disbursement shall be credited by the Agent to a demand deposit account of the Borrower at the Agent's principal office no later than 2:00 P.M. (Pittsburgh, Pennsylvania time) on the date of such Revolving Credit Disbursement.

     SIXTH: Subsection 2.2f of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      2.2f Extension of the Term of the Revolving Credit Commitment. The Borrower may request, by written notice executed by an Authorized Officer and delivered to the Agent (an "Extension Request") on or before sixty
      (60) days prior to each of October 13, 1998 and October 13, 1999, an extension or further extension of the Revolving Credit Commitment for an additional one-year period and a corresponding alteration of the Repayment Date. The Agent, upon receiving any such Extension Request, shall immediately forward a copy thereof to each of the Banks. If the Banks agree in writing to the Extension Request and the alteration of the Repayment Date, the Agent shall communicate this information to the Borrower in writing no later than fifteen (15) days prior to the applicable date set forth in the first sentence of this Subsection 2.2f. Upon the receipt of such consents from the Banks, the Revolving Credit Commitment shall be deemed to be extended for an additional one-year period and the Repayment Date correspondingly altered. The failure of the Borrower to request the extension of the Revolving Credit Commitment in any one year shall automatically eliminate the Borrower's privilege to request an extension of the Revolving Credit Commitment in that year.

     SEVENTH: Subsection 2.2g of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      2.2g Reducing Revolving Credit Commitment. The Revolving Credit Commitment shall be automatically and permanently reduced by $5,000,000 annually beginning October 13, 1997 in accordance with the following schedule.

 DATE OF REDUCTION    REDUCED REVOLVING
                      CREDIT COMMITMENT
October 13, 1997               $65,000,000
October 13, 1998               $60,000,000
October 13, 1999               $55,000,000
October 13, 2000               $50,000,000
(assuming one or
both of the
extensions of the
Repayment Date have
been agreed to by
the Banks)

      The foregoing automatic permanent reductions are in addition to any voluntary permanent reductions provided for in Subsection 2.2e. If no extension of the original Repayment Date is granted pursuant to Subsection 2.2f, the entire outstanding amount of the Revolving Credit Loans, interest thereon and costs related thereto shall be due and payable in full on October 13, 2000.

     EIGHTH: Item (i) of Subsection 2.3e of the Original Agreement is hereby amended and restated in its entirety to read as follows:



           (i) Letter of Credit Fees. Upon (A) the issuance of any Letter of Credit, (B) each anniversary thereof during the term of any such Letter of Credit and (C) the issuance of any subsequent amendment, renewal, or extension thereof, the Borrower agrees to pay to the Agent, on behalf of each Revolving Credit Bank, to be shared by the Revolving Credit Banks on a pro rata basis in accordance with each Revolving Credit Bank's risk participation in such Letter of Credit pursuant to Subsection 2.3b hereof, a fee equal to the product of (A) the Stated Amount of each Letter of Credit times (B) the applicable percentage per annum as determined below:


         LEVERAGE RATIO            APPLICABLE LETTER
                                   OF CREDIT
                                   PERCENTAGE
Greater than 2.00 to 1.0                  1.50%
Less than or equal to 2.00 to             1.25%
1.0, but greater than 1.00 to
1.0
Less than or equal to 1.00 to 1.0         1.00%

      Upon receipt by the Agent of the quarterly financial statements delivered pursuant to Subsection 5.2a hereof, the Applicable Letter of Credit Percentage shall be adjusted, if necessary, effective on the date such quarterly financial statements are due in accordance with Subsection 5.2a hereof regardless of the actual date of delivery thereof.

     NINTH: Subsection 2.4a of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      2.4a Interest Payments. The Borrower shall pay accrued interest on the unpaid aggregate principal balance of the Notes in arrears (A) with respect to each Base Rate Loan (i) on the last Business Day of each March, June, September and December of each year during the term hereof,
      (ii) at maturity, whether by acceleration or otherwise, of the Notes, and
      (iii) thereafter on demand until all amounts outstanding under the Notes are paid in full; (B) with respect to each Eurodollar Rate Loan (i) on the last day of each Eurodollar Interest Period (provided, however, if the Eurodollar Interest Period chosen for any Eurodollar Rate Loan exceeds three (3) months, interest on that Eurodollar Rate Loan shall be due and payable on the last day of every three (3) month period during such Eurodollar Interest Period and on the last day of such Eurodollar Interest Period), (ii) at maturity, whether by acceleration or otherwise, of the Notes, and (iii) thereafter on demand until all amounts outstanding under the Notes are paid in full; and (C) with respect to each Cost of Funds Loan (i) on the last day of every three (3) month period during such Cost of Funds Interest Period and on the last day of such Cost of Funds Interest Period, (ii) at maturity, whether by acceleration or otherwise, of the Notes and (iii) thereafter on demand until all amounts outstanding under the Notes are paid in full.

     TENTH: Subsection 2.4b of the Original Agreement is hereby amended and restated in its entirety to read as follows:


      2.4b Interest Rates. The unpaid principal amount of the Loans shall bear interest (except as to the Term Loans as provided in Subsection 2.4c below) for each day until due at one or more rates selected by the Borrower from among the Options set forth below; it being understood that, subject to the provisions of this Credit Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select no more than six (6) different Interest Periods to apply to Eurodollar Rate Loans and Cost of Funds Loans.

           (i) Base Rate Option. Interest under the Base Rate Option shall accrue at a rate per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) for each day equal to the Base Rate.

           (ii) Eurodollar Rate Option. Interest under the Eurodollar Rate Option shall accrue at a rate per annum (computed upon the basis of a year of 360 days and the actual number of days elapsed) for each day equal to the sum of (A) the Eurodollar Rate for each Interest Period plus (B) the Applicable Eurodollar Rate Margin as determined below.



         LEVERAGE RATIO            APPLICABLE
                                   EURODOLLAR RATE
                                   MARGIN
Greater than 2.00 to 1.0                  1.50%
Less than or equal to 2.00 to             1.25%
1.0, but greater than 1.00 to 1.0
Less than or equal to 1.00 to 1.0         1.00%

      Upon receipt by the Agent of the quarterly financial statements delivered pursuant to Subsection 5.2a hereof, the Applicable Eurodollar Rate Margin shall be adjusted, if necessary, effective on the date such quarterly financial statements are due in accordance with Subsection 5.2a hereof regardless of the actual date of delivery thereof. The foregoing notwithstanding the Eurodollar Rate Option having a twelve (12) month Eurodollar Interest Period shall be available only for Revolving Credit Loans in an aggregate amount at any one time outstanding, when combined with Revolving Credit Loans then bearing interest at the Cost of Funds Option, not in excess of TWENTY-FIVE MILLION DOLLARS ($25,000,000).

           (iii) Cost of Funds Option. Interest under the Cost of Funds Option shall accrue at the Cost of Funds Rate (computed on the basis of a year of 360 days and the actual number of days elapsed) for each day equal to the sum of (A) the Cost of Funds Rate for each Interest Period plus (B) the Applicable Cost of Funds Rate Margin as determined below:



         LEVERAGE RATIO            APPLICABLE COST OF
                                   FUNDS RATE MARGIN
Greater than 2.00 to 1.0                  1.50%
Less than or equal to 2.00 to             1.25%
1.0, but greater than 1.00 to 1.0
Less than or equal to 1.00 to 1.0         1.00%

      Upon receipt by the Agent of the quarterly financial statements delivered pursuant to Subsection 5.2a hereof, the Applicable Cost of Funds Rate Margin shall be adjusted, if necessary, effective on the date such quarterly financial statements are due in accordance with Subsection 5.2a hereof regardless of the actual date of delivery thereof. The Cost of Funds Option shall be available only for Revolving Credit Loans in an aggregate amount at any one time outstanding, when combined with Revolving Credit Loans then bearing interest at the Eurodollar Rate Option and having a Eurodollar Interest Period of twelve
     (12) months, not in excess of TWENTY-FIVE MILLION DOLLARS ($25,000,000).

           (iv) Payment Default Rate. Upon the expiration of any cure period relating to an Event of Default pursuant to Section 8.1 hereof, and during the period in which such Event of Default continues, (A) the principal amount of the Base Rate Loans, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise, shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) above the rate otherwise in effect for the Base Rate Loans, (B) the principal amount of all of the Eurodollar Rate Loans, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise, shall bear interest, until the end of the current Interest Period, at a rate per annum which shall be two hundred (200) basis points (2%) above the rate otherwise in effect for the Eurodollar Rate Loans and (C) the principal amount of all Cost of Funds Loans, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise, shall bear interest, until the end of the current Interest Period, at a rate per annum which shall be two hundred (200) basis points (2%) above the rate otherwise in effect for the Cost of Funds Loans. At the end of each then current Interest Period, such Eurodollar Rate Loans and Cost of Fund Loans shall automatically be converted to Base Rate Loans, and thereafter the interest rate shall be calculated in accordance with item (A) of this Subsection 2.4b(iv).

     ELEVENTH: Subsection 2.4e of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      2.4e Interest Periods; Limitations on Elections. At any time when the Borrower shall select, convert to or renew the Eurodollar Rate Option or the Cost of Funds Option to apply to all or any Portion of the outstanding Loans (as otherwise permitted pursuant to the terms hereof), it may fix one or more Interest Periods to apply to Eurodollar Rate Loans or Cost of Funds Loans. All the foregoing, however, is subject to the following:

           (i) the nine (9) month or twelve (12) month Eurodollar Interest Period is subject to such Eurodollar Interest Period being available to the Banks in the market;


           (ii) any Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Eurodollar Interest Period shall end on the next preceding Business Day;

           (iii) any Eurodollar Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Eurodollar Interest Period is to end shall end on the last Business Day of such subsequent month;

           (iv) the Eurodollar Rate Loan for each Eurodollar Interest Period shall be in an aggregate principal amount of $1,000,000 or more; provided, however, that each incremental unit in excess of $1,000,000 shall be $500,000 or an integral multiple thereof; provided, further that any Eurodollar Rate Loan having a Eurodollar Interest Period of twelve
      (12) months shall be in the aggregate principal amount of $5,000,000 and each incremental unit in excess of $5,000,000 shall be $1,000,000 or an integral multiple thereof;

           (v) any Cost of Funds Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day;

           (vi) the Cost of Funds Loan for each Cost of Funds Interest Period shall be in the aggregate principal amount of $5,000,000 or more; provided, however that each incremental unit in excess of $5,000,000 shall be $1,000,000 or an integral multiple thereof; and

           (vii) no Interest Period may be elected in respect of the Term Loans which would end after the Maturity Date or in respect of the Revolving Credit Loans which would end after the Repayment Date.

     TWELFTH: Subsection 2.4f of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      2.4f Elections, Conversions or Renewals of Interest Rate Options. Elections of or conversions to the Base Rate Option shall continue in effect until converted as hereinafter provided. Elections of, conversions to or renewals of the Eurodollar Rate Option or the Cost of Funds Option shall expire as to each Eurodollar Rate Loan or Cost of Funds Loan at the expiration of the applicable Interest Period.

           At any time with respect to any Base Rate Loan or at the expiration of the applicable Interest Period with respect to any Eurodollar Rate Loan or Cost of Funds Loan, the Borrower (subject to Subsections 2.4b and 2.4e) may cause all or any part of the principal amount of such Loan to be converted to and/or (in the case of Eurodollar Rate Loans or Cost of Funds Loans) to be renewed under the Eurodollar Rate Option or the Cost of Funds Option, as appropriate, by notice to the Agent as hereinafter provided. Such notice (i) may be oral or in writing and if oral immediately confirmed in writing to the Agent, (ii) shall be irrevocable,
      (iii) shall be given (x) not later than 10:00 a.m. (Pittsburgh, Pennsylvania time) not less than two

     (2) Business Days prior to the proposed effective date for conversion to or renewal of, either in whole or in part, the Eurodollar Rate Option and (y) not later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the proposed effective date for conversion to or renewal of, either in whole or in part, the Cost of Funds Option, and (iv) shall set forth:

                 (A)  the effective date, which shall be a Business Day;

                 (B)  the new Interest Period or Interest Periods selected; and

                 (C) with respect to each such Interest Period, the aggregate principal amount of the corresponding Eurodollar Rate Loan or Cost of Funds Loan.

           At the expiration of each Interest Period, any part (including the whole) of the principal amount of the corresponding Eurodollar Rate Loan or Cost of Funds Loan, as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to a Base Rate Loan. The Agent shall promptly notify the Borrower of any such automatic conversion.

     THIRTEENTH: Item (ii) of Section 2.5 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

     (ii) Reimbursement for Cost and Losses.

           (A) Voluntary Breakage. The Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of the Borrower (x) failing to make any borrowing, conversion or renewal of a Eurodollar Rate Loan or Cost of Funds Loan on the scheduled date, (y) failing to make when due (whether by declaration, acceleration or otherwise) any payment or prepayment of any amount due hereunder or in voluntarily making any payment or prepayment of any Eurodollar Rate Loan or Cost of Funds Loan or any part thereof on any day other than the last day of its Interest Period, or (z) failing to make any mandatory prepayment under Subsection 2.1f(ii), including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining any Eurodollar Rate Loan or Cost of Funds Loan or any part thereof as determined by such Bank in the exercise of its sole but reasonable discretion.

           (B) Involuntary Breakage. The Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of the Borrower (x) failing, through no fault of its own, including, without limitation, the circumstances specified in Subsection 2.4h, to make any borrowing, conversion or renewal of a Eurodollar Rate Loan or a Cost of Funds

     Loan on the scheduled date, (y) failing to make when due (whether by declaration, acceleration or otherwise) any payment or prepayment of any amount due hereunder or (z) making any payment or prepayment of any Eurodollar Rate Loans or Cost of Funds Loans or any part thereof on any day other than the last day of its Interest Period, including, but not limited to, any premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining any Eurodollar Rate Loan or Cost of Funds Loan or any part thereof as determined by such Bank in the exercise of its sole but reasonable discretion.

     FOURTEENTH: Section 2.7 of the Original Agreement is hereby amended and restated in its entirety to read as follows:


      2.7 Closing Fees.

      2.7a Initial Closing Fee. The Borrower agrees to pay to the Agent, for the benefit of the Banks, on the Closing Date, a Closing Fee of $203,322.00. The Agent shall distribute to each Bank a portion of such Closing Fee (a) equal to one-quarter of one percent (1/4%) of each Bank's (which is also a 1989 Bank) existing commitments (whether a revolving credit commitment or term loan commitment) under the 1989 Credit Agreement and (b) equal to three-eighths of one percent (3/8%) of each Bank's Commitment Amount less such Bank's existing commitments (whether a revolving credit commitment or term loan commitment) under the 1989 Credit Agreement.

      2.7b First Amendment Closing Fee. The Borrower agrees to pay to the Agent, for the benefit of the Banks, on the First Amendment Closing Date, a First Amendment Closing Fee of $150,000. The Agent shall distribute to each Bank, which was a party to the Credit Agreement as of March 16, 1995, a portion of such First Amendment Closing Fee in an amount equal to fifteen one-hundredths of one percent (15/100 of 1%) of such Bank's Revolving Credit Commitment as of March 16, 1995. The Agent shall distribute to each Bank which either increases its Revolving Credit Commitment or becomes a Bank as of the First Amendment Closing Date a portion of such First Amendment Closing Fee in equal to thirty-seven and one-half one-hundredths of one percent (37.5/100 of 1%) of each Bank's new or increased portion of its Revolving Credit Commitment.

     FIFTEENTH: Section 5.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      5.1 Use of Proceeds. Proceeds of the Term Loans hereunder will be used to purchase the 1989 Term Loans from the 1989 Banks. Proceeds of the Revolving Credit Loans shall be used by the Borrower (a) to refinance the revolving credit loans, if any, outstanding under the 1989 Credit Agreement, (b) for general working capital purposes of the Borrower and its Active Subsidiaries, including but not limited to capital expenditures, the acquisition and development of additional schools, draws to meet DOE regulatory requirements and Permitted Acquisitions, (c) to refinance the existing Senior Subordinated Notes; provided, however, such proceeds must be used to repay existing Senior Subordinated Notes in full not later than October 13, 1995 or the Borrower shall lose the ability to use proceeds of the Revolving Credit Loans for this purpose and (d) for financing of loans to the ESOP.

     SIXTEENTH: Section 5.15 shall be added which shall read in its entirety as follows:

      5.15 Interest Rate Protection. Within thirty (30) days of the First Amendment Closing Date, the Borrower shall enter into, and maintain in accordance with the terms of this Section 5.15, and pay and perform as and when due and payable or required to be performed, all amounts and all obligations in respect of Interest Rate Protection Agreements which shall hedge the interest cost to the Borrower with respect to an amount of not less than FIFTEEN MILLION DOLLARS ($15,000,000) of the Revolving Credit Loans and which shall protect against three month London interbank offered rate in excess of 8.75% per annum. Such Interest Rate Protection Agreements (i) shall provide interest rate protection for three years from the date of such Interest Rate Protection Agreements, (ii) must be in form and substance satisfactory to the Agent in all respects, including but not limited to intercreditor issues, (iii) shall be entered into with counterparties reasonably satisfactory to the Agent,
      (iv) must provide for the calculation of the counterparties' credit exposure in a reasonable and customary manner and (v) shall conform to then current International Swap Dealers Association standards. All counterparty credit exposure of the Borrower to the Agent or any Bank pursuant to any Interest Rate Protection Agreement (i) shall be Bank Indebtedness, (ii) shall rank parri passu with all other Bank Indebtedness and (iii) shall be secured by the several Security Documents.

     SEVENTEENTH: Section 6.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      6.1 Maintenance of Consolidated Net Worth. The Borrower will not permit or suffer to exist, as of the end of each Fiscal Year set forth below, its Consolidated Net Worth to be less than the amount set forth below for such Fiscal Year:

                 (i) as of June 30, 1995, $100,000;

                 (ii) as of June 30, 1996, the sum of (A) the amount of the minimum Consolidated Net Worth required as of the preceding Fiscal Year plus (B) one hundred percent (100%) of the Net Offering Proceeds completed during the preceding Fiscal Year plus (C) seventy-five percent (75%) of Net Income for the preceding Fiscal Year (to the extent this is a positive number); and

               (iii) as of the end of each Fiscal Year ended after July 1, 1996, the sum of (A) the amount of the minimum Consolidated Net Worth required for the preceding Fiscal Year (whether pursuant to (ii) above or as the cumulative result of this clause (iii)) plus (B) one hundred percent (100%) of the Net Offering Proceeds completed during the preceding Fiscal Year plus (C) fifty percent (50%) of Net Income for the preceding Fiscal Year (to the extent this is a positive number).

     EIGHTEENTH: Section 6.2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      6.2 Maintenance of Interest Coverage Ratio. The Borrower will not permit or suffer to exist, as of the end of each Fiscal Quarter set forth below, its Interest Coverage Ratio for any such Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter below:


             FISCAL QUARTER ENDING                      RATIO
June 30, 1995 through September 30, 1996 inclusive    3.5 to 1.0
December 31, 1996 and thereafter                      4.0 to 1.0



     NINETEENTH: Section 6.4 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      6.4 Maintenance of Leverage Ratio. The Borrower will not permit or suffer to exist, as of the end of each Fiscal Quarter set forth below, its Leverage Ratio for any such Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter below:


             FISCAL QUARTER ENDING                      RATIO
June 30, 1995 through December 31, 1996 inclusive    2.75 x 1.0
March 31, 1997 and thereafter                        2.50 x 1.0

     TWENTIETH: Item (ii) of Subsection 6.8a of the Original Credit Agreement is hereby amended and restated to read in its entirety:

           (ii) Indebtedness for Borrowed Money outstanding pursuant to the Senior Subordinated Note Purchase Agreements;

     TWENTY-FIRST: Item (i) of Section 6.15 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

           (i) except for a complete prepayment of the Senior Subordinated Debt with the proceeds of Revolving Credit Loans on the First Amendment Closing Date, make any payment of principal or interest or any prepayment or any other payment pursuant to an acceleration or claim of breach or otherwise in respect of any Senior Subordinated Debt, except regularly scheduled payments of interest which commenced December 30, 1989 (but not including any optional prepayments or required prepayments upon a change of control) as provided under the Senior Subordinated Note Purchase Agreements subject to the provisions of Section 10 thereof;

     TWENTY-SECOND: Items (ii) and (iii) of Subsection 10.8b of the Original Agreement are hereby amended and restated in their entirety to read as follows:

           (ii) Each such assignment must be in a minimum amount of $5,000,000, or, if in excess thereof, in integral multiples of $1,000,000, unless otherwise agreed by the Borrower and the Agent;

           (iii) No Purchasing Bank which purchases a Revolving Credit Commitment of less than or equal to $5,000,000 may sell Participations;



                                   ARTICLE II

                                    JOINDER


     By the execution and delivery of this First Amendment, Integra Bank hereby becomes a Bank party to the Agreement effective as of the First Amendment Closing Date.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

     This First Amendment shall become operative as of the date hereof when each of the following conditions precedent are satisfied in the judgment of the Agent or have been waived in writing by the Agent:

     (a) First Amendment. Receipt by the Agent on behalf of the Banks and the Issuing Bank of duly executed counterparts of this First Amendment from the Borrower and the Banks and the Issuing Bank.

     (b) Notes. Receipt by the Agent on behalf of each Bank of a fully executed amended and restated Revolving Credit Note.

     (c) Amendments to Security Documents. Receipt by the Agent on behalf of the Banks of amendments in form and substance satisfactory to the Agent to each Security Document, including without limitation an amendment and supplement to the Subsidiary Pledge Agreement of AII to make subject thereto the stock of Art Institute of Phoenix, Inc.

     (d) Closing Certificate. Receipt by the Agent on behalf of the Banks of a certificate signed by an Authorized Officer of the Borrower dated as of even date herewith certifying that the representations and warranties set forth in the Original Agreement are true and correct in all material respects on and as of the date of this First Amendment as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case, such representations and warranties shall have been true and correct on and as of such earlier date).

     (e) First Amendment Closing Fee. Receipt by the Agent of the First Amendment Closing Fee.

     (f) Notification of Holders of Senior Subordinated Notes. Receipt of a true copy of each notice to a holder of a Senior Subordinated Note that the outstanding principal balance thereof, interest due and payable with respect thereto and, if applicable, the prepayment premium shall be paid in accordance with the terms of the Senior Subordinated Notes on the First Amendment Closing Date.


     (g) Management Letters. Letters addressed to the Agent on behalf of the Banks from the management of Borrower relating to (i) the change in fiscal year 1996 projections and (ii) restatement of goodwill, which letters must be in form and substance satisfactory to the Agent and the Banks.

     (h) Payment in Full of Senior Subordinated Debt. Payment in full of the Senior Subordinated Debt on or before October 13, 1995.

     (i) Corporate Documents of the Borrower. Receipt by the Agent on behalf of the Banks of (i) a copy, duly certified as of the First Amendment Closing Date by the secretary or assistant secretary of the Borrower, of the resolution of the Borrower's Board of Directors authorizing the execution and delivery of this First Amendment, the amended and restated Revolving Credit Notes, and the payment in full of the Senior Subordinated Notes and (ii) an incumbency certificate of the Borrower dated as of the First Amendment Closing Date.

     (j) Corporate Documents of AII, NCG and EMC Management Services, Inc. Receipt by the Agent on behalf of the Banks of (i) a copy duly certified as of the First Amendment Closing Date by the secretary or assistant secretary of AII, NCG or EMC Management Services, Inc., as appropriate, of the resolution of AII's, NCG's or EMC Management Services, Inc.'s Board of Directors authorizing the amendment of each Security Document executed by it as set forth herein and
(ii) an incumbency certificate of AII, NCG and EMC Management Services, Inc.

     (k) Opinion of Borrower's Counsel. Receipt by the Agent on behalf of the Banks of a signed favorable opinion of ECKERT SEAMANS CHERIN & MELLOTT, counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent and the Banks.

     (l) Proceedings Satisfactory. Receipt by the Agent on behalf of the Banks of evidence that all proceedings taken in connection with this First Amendment and the consummation of the transactions contemplated hereby and all documents and papers relating hereto have been completed or duly executed, and receipt by the Agent on behalf of the Banks of such documents and papers, all in form and substance reasonably satisfactory to the Agent and Agent's special counsel, as the Agent or its special counsel may reasonably request in connection therewith.


                                   ARTICLE IV

                                 MISCELLANEOUS

     FIRST: Except as expressly amended by this First Amendment, the Original Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed.

     SECOND: Except for proper nouns and as otherwise defined or amended herein, capitalized terms used herein which are not defined herein, but which are defined in the Original Agreement, shall have the meaning given them in the Original Agreement.

     THIRD: This First Amendment shall be binding upon and inure to the benefit of the Borrower, the Banks, the Issuing Bank, the Agent and their respective successors and assigns.

     FOURTH: Nothing in this First Amendment shall be deemed or construed to be a waiver, release or limitation upon the Agent's or the Bank's exercise of any of their respective rights and remedies under the Original Agreement or the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist, hereafter arise or otherwise, and all such rights and remedies are hereby expressly reserved.

     FIFTH: This First Amendment may be executed in as many different counterparts as shall be convenient and by the different parties hereto on separate counterparts, each of which when executed by the Borrower, a Bank, the Issuing Bank and the Agent shall be regarded as an original. All such counterparts shall constitute but one and the same instrument.

     SIXTH: This First Amendment shall be a contract made under and governed by the laws of the Commonwealth of Pennsylvania without regard to the principles thereof regarding conflict of laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed as of the day and year first above written.

                                               EDUCATION MANAGEMENT CORPORATION


                                               By ____________________________
                                               Name __________________________
                                               Title _________________________


                                               PNC BANK, NATIONAL ASSOCIATION,
                                               in its capacity as the Agent


                                               By ____________________________
                                               Name: _________________________
                                               Title: ________________________

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this First Amendment to Amended and Restated Credit Agreement and Joinder by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent, to be executed by its duly authorized officer as of the date first above written.


Revolving Credit Commitment:          PNC BANK, NATIONAL ASSOCIATION, in its
      $30,000,000                     capacity as a Bank and the Issuing Bank


Commitment Percentage:  42.8571%
                                      By
                                      -----------------------------------------
Term Loan Amount:                     Name:
                                      -----------------------------------------
      $2,602,825.00                   Title:
                                      -----------------------------------------

Term Loan Percentage:   28.2742%


Addresses for notice purposes:

If by United States Mail:                   If by other means:

PNC Bank, National Association              PNC Bank, National Association
Multi-Bank Loan Administration              Multi-Bank Loan Administration
One PNC Plaza - 19th Floor                  One PNC Plaza - 19th Floor
Pittsburgh, Pennsylvania 15265              Pittsburgh, Pennsylvania 15222
Attention:  Arlene M. Ohler                 Attention:  Arlene M. Ohler
            Assistant Vice President                    Assistant Vice President
                                            Telephone:  (412) 762-3627
                                            Telecopier: (412) 762-8672

With a copy to:

PNC Bank, National Association
Select Industries Department
Two PNC Plaza - 2nd Floor
Pittsburgh, Pennsylvania 15265
Attention:  C. David Cook
            Senior Vice President
Telephone:  (412) 762-2217
Telecopier: (412) 762-4039


Address for Eurodollar Rate Loan funding if different from above:

________________________________
________________________________
________________________________

Telephone: _____________________
Telecopier: ____________________

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this First Amendment to Amended and Restated Credit Agreement and Joinder by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent, to be executed by its duly authorized officer as of the date first above written.



Revolving Credit Commitment:        NATIONAL CITY BANK,
        $15,000,000                 in its capacity as a Bank

Commitment Percentage:  21.4286%
                                    By
                                    ---------------------------------------
Term Loan Amount:                   Name:
                                    ---------------------------------------
        $4,602,825.00               Title:
                                    ---------------------------------------

Term Loan Percentage:   50.00%


Addresses for notice purposes:

If by United States Mail:           If by other means:

National City Bank                  National City Bank
1900 East Ninth Street              1900 East Ninth Street
LOC 3032                            LOC 3032
Cleveland, Ohio 44114               Cleveland, Ohio 44114
Attention:   Wendy Pollarine        Attention:   Wendy Pollarine
             Commercial Loan                     Commercial Loan Operations
             Operations             Telephone:   (216) 575-2156
                                    Telecopier:  (216) 575-3207
with a copy to:

National City Bank
1900 East Ninth Street
LOC 2102
Cleveland, Ohio 44114
Attention:  David A. Burns
             Vice President
Telephone:  (216) 575-3061
Telecopier: (216) 575-9396


Address for Eurodollar Rate Loan funding if different from above:

________________________________
________________________________
________________________________

Telephone: _____________________
Telecopier: ____________________

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this First Amendment to Amended and Restated Credit Agreement and Joinder by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent, to be executed by its duly authorized officer as of the date first above written.



Revolving Credit Commitment:      SOCIETY NATIONAL BANK,
        $15,000,000               in its capacity as a Bank


Commitment Percentage:  21.4286%
                                  By
                                  -----------------------------
Term Loan Amount:                 Name:
                                  -----------------------------
     $2,000,000.00                Title:
                                  -----------------------------

Term Loan Percentage:  21.7258%



Addresses for notice purposes:

If by United States Mail:           If by other means:

Society National Bank               Society National Bank
127 Public Square                   127 Public Square
OH-01-27-0606                       OH-01-27-0606
Cleveland, Ohio 44114               Cleveland, Ohio 44114
Attention:  Terri Zalewski          Attention:  Terri Zalewski
                                    Telephone:  (216) 689-3518
                                    Telecopier: (216) 689-4981
with a copy to:

Society National Bank
127 Public Square
OH-01-27-0606
Cleveland, Ohio 44114
Attention:  Lawrence A. Mack
            Vice President
Telephone:  (216) 689-4330
Telecopier: (216) 689-4981


Address for Eurodollar Rate Loan funding if different from above:

________________________________
________________________________
________________________________

Telephone: _____________________
Telecopier:_____________________

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this First Amendment to Amended and Restated Credit Agreement and Joinder by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent, to be executed by its duly authorized officer as of the date first above written.


Revolving Credit Commitment:               INTEGRA BANK,
      $10,000,000                          in its capacity as a Bank


Commitment Percentage:  14.2857%
                                           By __________________________
                                           Name: ________________________
                                           Title: ______________________

Addresses for notice purposes:

If by United States Mail:                  If by other means:

Integra Bank                               Integra Bank
300 Fourth Avenue                          300 Fourth Avenue
IDC 01-151                                 IDC 01-151
Pittsburgh, Pennsylvania 15278-5000        Pittsburgh, Pennsylvania 15222
Attention:  Vincent J. Delie, Jr.          Attention:  Vincent J. Delie, Jr.
                                           Telephone:  (412) 644-7751
                                           Telecopier: (412) 471-4883

with a copy to:

________________________________
________________________________
________________________________
________________________________

Attention: _____________________
           _____________________
Telephone: _____________________
Telecopier: ____________________

Address for Eurodollar Rate Loan funding if different from above:

________________________________
________________________________
________________________________

Telephone: _____________________
Telecopier: ____________________